EXHIBIT 23


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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-2342 of Teche Holding Company on Form S-8 of our report dated November 5, 1997 incorporated by reference in this Annual Report on Form 10-K for the year ended September 30, 1997.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
New Orleans, Louisiana
December 24, 1997